18


                         AGREEMENT TO PROVIDE MANAGEMENT
                      SERVICES TO ASSISTED LIVING FACILITY

     This Agreement made as of the 16th day of February, 2003, by and between Royalton/Kent, LLC, a Washington limited liability company ("Licensee") and Emeritus Corporation, a Washington corporation ("Manager").

     WHEREAS, Licensee is the owner of the assisted living facility described in Exhibit A (the "Facility"), commonly known as Royalton Court of Kent;

     WHEREAS,  Licensee  wants  someone  to  manage  the Facility on its behalf;

     WHEREAS, Manager is experienced and qualified in the field of assisted living facility management and has agreed to manage the Facility on behalf of Licensee pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, IT IS AGREED AS FOLLOWS:

I.     Management  and  Consulting  Responsibilities  of  Manager.     Licensee
       ----------------------------------------------------------
hereby engages Manager and Manager hereby accepts such engagement and agrees to provide management, consulting, advisory and supervisory services to Licensee in connection with the operation of the Facility upon the terms and conditions set forth in this Agreement; provided, however, Licensee has and retains under this Agreement the ultimate responsibility for the operational decisions of the Facility. By entering into this Agreement, Licensee does not delegate to Manager any powers, duties or responsibilities that it is prohibited by law from delegating. Licensee also retains such other authority as shall not have been expressly delegated to Manager pursuant to this Agreement. Subject to the foregoing, Manager shall provide the following services:

A.     Operational Policies and Forms.  Manager shall develop and implement such
       ------------------------------
     operational policies and procedures as may be appropriate for the effective operation of the Facility, including but not limited to all policies and procedures necessary to ensure the ongoing licensure of the Facility.

B.     Charges.  Manager  shall  establish  schedules  of  recommended  charges,
       -------
including all special charges for services rendered to the residents at the Facility. Licensee shall have the right to review the charge schedules established by Manager and to consult with Manager with respect to such charges.
     Residents of the Facility shall be provided with notice of any changes in the schedules of charges in accordance with RCW Chapter 70.120, the Long Term Care Residents Rights Act, and, if applicable, the terms of their admission agreement, which shall be an agreement between the residents and Licensee, and the policies and procedures of the Facility.

C.     Information.  Manager  shall  develop  any  informational  material, mass
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media  releases,  and  other related publicity materials, which are necessary or appropriate for the operation of the Facility, all of which Licensee shall have the right to review and approve. If and to the extent any such materials developed by Manager contain Manager's name or logo, the same shall clearly reflect that Manager is the manager and shall not, directly or indirectly, give the appearance that Manager is the licensee of the Facility. Further, when Manager takes any action on behalf of Licensee, any communication or correspondence must clearly indicate that it is acting as the agent of Licensee.
     The cost of all such materials shall be deemed to be an expense of the Facility and shall be payable from the Facility Checking Account (as defined below).

D.     Regulatory  Compliance. Manager shall use commercially reasonable efforts
       ----------------------
to assist Licensee in maintaining all licenses, permits, qualifications and approvals from any applicable governmental or regulatory authority that are necessary for the operation of the Facility, it being understood and agreed that under Washington law, Licensee is responsible for ensuring that all such licenses are obtained and maintained and that the Facility is operated in compliance with all applicable laws and regulations, including, but not limited to, the laws and regulations governing the licensure of boarding homes and local, state and federal employment rules and regulations. and shall manage the operations of the Facility in compliance with all applicable laws and regulations and in accordance with all licenses, permits, qualifications and approvals. Manager shall not be deemed to be in default of its obligations under this Section I(D) in the event (i) of the citation of any deficiency or deficiencies which do not result in the threatened revocation of the licensure or Medicaid certification of, or the imposition of a ban on admissions at, the Facility and which deficiency or deficiencies are timely corrected in accordance with a plan of correction approved by the applicable regulatory authority, (ii) Manager is duly contesting the application of any law to the operation of the Facility and compliance with such law is stayed during the period that such contest is pending, or (iii) compliance with law requires the expenditure of funds which require the approval of Licensee and for which Licensee refuses or fails to provide such approval. Within 48 hours of receipt of a written notice of non-compliance, Manager shall provide Licensee with copies by fax, overnight mail, email or other comparable means of expedited transmission of any notices of non-compliance which it receives from any governmental authority having jurisdiction over the Facility in which such authorities threaten a loss of licensure or Medicaid certification or the imposition of a ban on admissions at the Facility. In addition, Licensee shall have the right to approve, which approval shall not be unreasonably withheld, any plan of correction developed by Manager with respect to any survey which threatens revocation of the licensure or Medicaid certification of, or a ban on admissions at, or the imposition of civil or criminal penalties against, the Facility and to approve the election by Manager to contest the application of any law to the operation of the Facility.


          E.     Capital  Repairs,  Replacements  and Improvements.  Recognizing
                 -------------------------------------------------
that Licensee is ultimately responsible for compliance with and meeting all applicable state boarding home licensing requirements, Manager shall make all capital repairs, replacements and improvements necessary for the efficient and effective operation of the Facility and its compliance with law unless doing so involves an expenditure requiring Licensee's approval in accordance with the terms of this Agreement and Licensee fails to provide such approval. The cost of such capital repairs, replacements and improvements shall be within the budgetary limit set forth in the then approved annual capital budget prepared by Manager and approved by Licensee pursuant to Section I(L); provided, however, Manager shall not be deemed to be in default of its obligations under this
Section I(E) in the event the cost of such repairs, replacements and/or improvements exceeds the applicable budgetary limit on a line item basis for such repairs, replacements and/or improvements in the applicable capital budget provided such repairs, replacements and/or improvements are (a) of such an emergency nature that Licensee's prior notice and approval is not feasible in order to adequately protect the Facility and the health and safety of the occupants or (b) the cost of such repairs, replacements and/or improvements are less than $10,000. Any other capital expenditures for repairs, replacements or improvements that exceed such budgetary limits shall be subject to the prior approval of the Licensee, which approval shall not be unreasonably withheld; provided, however, Licensee shall not be deemed to have unreasonably withheld its approval if (i) Licensee lacks the financial resources to cover the cost of such capital repair, replacement or improvement or (ii) the cost of such capital repair, replacement or improvement will exceed $25,000 individually or in the aggregate with other unbudgeted capital repairs, replacements or improvements undertaken by Manager in the same fiscal year. In performing the foregoing repairs, replacements and improvements Manager shall use the Facility's onsite maintenance personnel as and where possible and shall otherwise contract with qualified third parties to provide the necessary services and shall undertake the same or cause the same to be undertaken in a workmanlike and lien free manner.


F.     Accounting.
       ----------

          i. Manager shall, at its expense, provide accounting support to the Facility. Licensee acknowledges and agrees that such accounting support shall not include the preparation of Licensee's financial statements or securities filings. In addition, Manager shall reflect in the financial statement for the Facility any accounting adjustments provided to Manager by Licensee, provided that Manager shall have no liability or responsibility with respect to the appropriateness of accounting adjustments provided to Manager by Licensee. Manager shall not be required to reflect in the financial statements for the Facility any corporate accounting adjustments provided to Manager by Licensee until such time as Manager fully understands the rationale for such adjustment.


          ii. All accounting procedures and systems utilized in providing said support shall be in accordance with the operating capital and cash programs developed by Manager, which programs shall, unless otherwise agreed by the parties, conform to generally accepted accounting principles ("GAAP") and shall not materially distort income or loss.

               iii. In addition, Manager shall prepare or cause to be prepared all payroll tax returns, sales and use tax returns, real and personal property tax returns and local or state gross receipts and/or business and occupation tax returns at Manager's sole cost and expense and Manager shall cause to be paid all of the taxes reflected on such returns as being due, which taxes shall be Facility Expenses and shall be paid out of the Facility Checking Account. In the event that Manager fails to timely file required returns or reports or to timely pay taxes, Manager shall be solely responsible for payment of any resulting penalties or interest and such penalties and interest shall not be considered Facility Expenses, provided, however, that Manager shall not be responsible for paying any resulting penalties or interest if (i) Licensee receives the tax reports for such taxes from the taxing authority and Licensee fails to furnish the tax reports to Manager within a reasonable period of time prior to the date on which the tax reports are due, or (ii) there are insufficient funds available in the Facility Checking Account to pay the taxes when due and Licensee fails to comply with a timely request by Manager to provide the necessary funds to pay the taxes when due. All other tax returns, including Licensee's local, state or federal income or informational tax returns and state corporate franchise tax returns shall be prepared by Licensee or its designee and the taxes and other payments due thereunder shall be the sole responsibility of Licensee.

     iv. Nothing herein shall preclude Manager from delegating to a third party a portion of the accounting duties provided for in this Section; provided, that such delegation shall not relieve Manager from ultimate liability for the timely and complete performance of the obligations provided for herein or for the expense thereof, to the extent such expense is to be borne hereunder by Manager. Licensee acknowledges and agrees that in the event Manager retains one or more third parties to review the real and/or personal property tax returns or utility bills of the Facility or other third party charges in an effort to effect cost savings for the Facility, the fees and expenses of such third parties shall be Facility Expenses and shall be paid out of the Facility Checking Account.

     G.     Reports.  Manager  shall  prepare  and  provide  to  Licensee  any
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reasonable  operational  information with respect to the Facility which may from time to time be specifically requested by Licensee, including any information needed to assist Licensee in completing the tax returns for which it is responsible under Section I(F) and in complying with the reporting requirements described in Exhibit B. In addition, within thirty (30) days after the end of each calendar month, Manager shall provide Licensee with an unaudited balance sheet of the Facility, dated the last day of such month, and an unaudited statement of income and expenses for such month and for the fiscal year-to-date relating to the operation of the Facility showing the variance between the actual and budgeted operating results of the Facility for said month and with a census report for the month indicating the number of units occupied and the number of units vacant. Upon request, Manager shall cooperate with Licensee or Licensee's certified public accountant in the event Licensee elects, or is required, to have audited annual financial statements prepared. The financial statements prepared by Manager for the Facility shall, unless agreed otherwise by the parties, be prepared in accordance with GAAP, consistently applied, this Agreement, and the procedures and practices provided for in this Agreement.

     H.     Bank  Accounts.  Manager  shall  open  a new checking account in the
            --------------
name of Licensee (the "Facility Checking Account") and shall deposit in the Facility Checking Account all money received during the term of this Agreement in the course of the operation of the Facility; provided, however, that during the term hereof, withdrawals and payments from the Facility Checking Account shall be made only on checks signed by a person or persons authorized by Manager. The Facility Checking Account will be an interest-bearing account if an interest-bearing account is available. Licensee shall be given notice as to the identity of said authorized signatories. Withdrawals from the Facility Checking Account shall be made first to pay the Management Fee (as that term is defined in Section VIII below), and, thereafter, to pay all costs and expenses associated with the ownership or operation of the Facility (each a "Facility Expense" and any two or more the "Facility Expenses") including, without limitation, any principal and interest payments due in connection with any loan secured by a mortgage on the Facility, payroll, insurance, supplies, services and taxes (but excluding Manager's corporate and regional overhead and all federal, state and local income taxes assessed against Licensee), all in such order of priority as Manager deems appropriate to the commercially reasonable operation of the Facility; provided, however, if a lender providing financing for the facility requires the Management Fee to be subordinated to debt service payments then Manager will not pay the Management Fee unless and until such debt service has been paid. Facility Expenses shall also include a pro rata portion of any expenses incurred by Manager for the benefit of the Facility, as well as any other facilities operated by Manager (the "Other Benefited Facilities"), provided the method used to calculate the portion of such expenses which are allocated to the Facility is consistent with the method used by Manager to allocate such costs to the Other Benefited Facilities. Regardless of the priority of payments set forth in this Section I(H), Licensee shall be required to ensure that all expenses related to the care of the residents of the Facility are paid, it being understood and agreed that any limitation on resources or insufficiency of funds of the Licensee or the Facility shall not excuse
Licensee, as the licensed operator of the Facility, from fulfilling its obligation to ensure that the Facility meets all applicable state licensing requirements. In the event the cash receipts of the Facility are at any time insufficient to pay all of the Facility Expenses, Licensee shall, within five
(5) days of Licensee's receipt of written demand by Manager, deposit in the Facility Checking Account sufficient funds to satisfy the then working capital needs of the Facility. Licensee acknowledges and agrees that Manager shall only be required to pay the Facility Expenses if and to the extent there are funds available for the payment thereof in the Facility Checking Account.

          I.     Personnel.  All  of  the  onsite  personnel  of  the  Facility,
                 ----------
including the community director, business manager and the wellness director, if applicable, shall be the employees of Manager but the salaries, bonuses, commissions, state and federal payroll and social security tax obligations and benefits paid to or on behalf of such on-site employees shall be deemed to be included in the Facility Expenses and thus shall be paid from the Facility Checking Account. All matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees are the responsibility of Manager, which is in all respects the employer of such employees. Manager shall fully comply with all federal, state, county, municipal and other governmental laws, ordinances, regulations and orders having to do with anti-discrimination, workmen's compensation, employer's liability insurance, social security, unemployment insurance, hours of labor, wages, working conditions, immigration and all other employer-employee related subjects (including without limitation, tax withholding and information reporting requirements) and shall not do any act, nor knowingly permit any act to be done that would constitute a violation of any or all of such laws, ordinances, regulations or orders. Manager shall indemnify and hold Licensee harmless from and against any and all claims, penalties, liabilities and expenses of whatsoever kind and nature which may be asserted by any governmental body or by any person claiming to be aggrieved by reason of any act or failure to act by Manager in accordance with or in violation of any said laws, ordinances, regulations or orders, so long as such act or failure to act is not caused or directed by Licensee. All personnel responsible for providing services pursuant to the terms of this Agreement shall be direct employees of Manager and Manager shall, for purposes of such employment relationship, be acting as an independent contractor and not as an agent or employee of Licensee. Unbudgeted costs and expenses of employees or consultants that are not onsite Facility personnel shall be treated as Facility Expenses only if approved in writing in advance by the Licensee, which approval shall not be unreasonably withheld. Notwithstanding anything in this Section to the contrary, the ultimate control over the administrator, including his/her appointment, and over personnel matters relating to the operation of the Facility and the care provided to the residents of the Facility and responsibility for the staffing levels, and training of the personnel at, the Facility shall remain with Licensee.

J.     Supplies  and Equipment.  Manager shall purchase supplies and non-capital
       -----------------------
equipment needed to operate the Facility within the budgetary limits set forth in the annual operating budget. In purchasing said supplies and equipment, if possible without Manager incurring personal liability for the cost of such supplies and equipment, Manager shall take advantage of any national or group purchasing agreements to which Manager may be a party.

     K.     Legal  Proceedings.  Unless  otherwise  directed  by  the  Licensee,
            ------------------
Manager shall, through its legal counsel, coordinate all legal matters and proceedings with Licensee's counsel and shall take any and all appropriate steps to protect and/or litigate to a final decision in an appropriate court or forum any violation, order, rule or regulation affecting the Facility and its operations or any claim, loss, violation or cause of action relating to the Facility, it being understood and agreed that under Washington law any administrative appeals of licensing or contract action/enforcement imposed by the Washington Department of Social and Health Services ("DSHS") may only be filed by Licensee or by Manager if it is expressly authorized to do so by Licensee. Manager shall promptly notify Licensee in writing of any written demand letters received by Manager which threaten litigation related to the Facility or any legal or administrative proceedings that are filed involving the Facility. All of the costs incurred in such litigation shall be deemed Facility Expenses and shall be reimbursed from the funds in the Facility Checking Account if previously paid by Licensee or shall be paid from the funds in the Facility Checking Account if not previously paid by Licensee. Nothing herein shall be construed as precluding Licensee from seeking to recover from Manager the fees and expenses described in this Section I(K) to the extent Manager is otherwise liable therefor under the default or indemnification provisions of this Agreement.

     L.     Budgets.  The Facility shall be operated on a fiscal year of January
            -------
1 through December 31. Licensee and Manager shall agree before the Commencement Date (as hereinafter defined) on a preliminary initial operating budget for the period from the Commencement Date through December 31, 2003 and shall agree within sixty (60) days after the Commencement Date on a detailed operating and capital budget for the period from the date of such approved budgets through December 31, 2003. On or before December 31st of each calendar year, Manager shall prepare and submit to Licensee for its review and approval, which approval shall not be unreasonably withheld, an annual operating budget, an annual capital expenditure budget, and an annual cash flow projection for the Facility. The annual operating budget and capital expenditure budget shall be prepared using the format set forth in Exhibit C. In the event a budget has not been agreed upon by the beginning of the fiscal year, the operating results of the prior fiscal year shall serve as the budget for the following fiscal year unless and until the new budget is agreed upon.

          M.     Collection  of Accounts.  Manager shall issue bills and collect
                 -----------------------
accounts and monies owed for goods and services furnished by the Facility during the term of this Agreement, including, but not limited to, enforcing the rights of Licensee and the Facility as creditor under any contract or in connection with the rendering of any services; provided, however, that any expenses incurred by Manager in so doing shall be Facility Expenses and payable out of the Facility Checking Account. In addition, upon request by Licensee, Manager shall issue bills and collect accounts and monies owed for goods and services furnished by the Facility prior to the Commencement Date; provided, however, regardless of any standard of performance set forth in this Agreement, Licensee acknowledges and agrees that there can be no assurances that Manager will be able to collect any or all of such accounts receivable.

          N.     Contracts.  Manager  shall negotiate and enter into any and all
                 ---------
contracts necessary from time to time in connection with the day to day operation of the Facility including, but not limited to, contracts for water, electricity, natural gas, telephone, sewer, cleaning, trash removal, pest control and extermination, cable, elevator and boiler maintenance, pharmacy services, therapy services and other appropriate ancillary services and contracts for the provision of various services which are designed to identify potential cost savings to the Facility, such as utility and tax bill review services; provided that such contracts can be terminated on no more than ninety
(90) days' notice. Any contract which cannot be terminated on no more than ninety (90) days' notice shall require the approval of Licensee before the same may be executed by Manager, which approval shall not be unreasonably withheld. Manager shall have the right to contract with entities which are owned by or under common ownership with Manager provided the terms of any such contracts are no less favorable than the terms then offered by unrelated third parties for the same or similar goods or services.

          O.     Manager's  and  Licensee's  Representative.  Manager  hereby
                 ------------------------------------------
appoints Frank Ruffo (the "Manager's Representative") as the person employed by Manager with whom Licensee shall interact and upon whose decisions Licensee shall be authorized to rely, and Licensee hereby appoints David Bocek (the "Licensee's Representative") as the person employed by Licensee with whom Manager shall interact and upon whose decisions Manager shall be authorized to rely, with respect to the performance by Manager of its duties hereunder. Manager shall have the right from time to time during the term of this Agreement to replace the Manager's Representative upon written notice to Licensee designating the replacement Manager's Representative and Licensee shall have the right from time to time during the term of this Agreement to replace the Licensee's Representative upon written notice to Manager designating the replacement Licensee's Representative. Nothing herein shall be construed as imposing any personal liability on the Manager's Representative or Licensee's Representative with respect to the acts or omissions of Manager or Licensee, respectively, under this Agreement.

     II.     Insurance.  Manager  shall  arrange  for and maintain all necessary
             ---------
and proper hazard insurance covering the Facility, the furniture, fixtures, and equipment situated thereon, and including coverage for business interruption and extra expense for an indemnity period of not less than twelve (12) months. Boiler and Machinery coverage specifically for pressure valve equipment shall be included in the foregoing policy or in a separate policy covering those exposures. If and to the extent Licensee agrees to participate in Manager's Self Insurance Fund Program, Manager shall arrange for all necessary and proper malpractice and public liability insurance for Manager's and Licensee's protection and for the protection of Manager's and Licensee's officers, agents and employees. In the event Licensee does not elect to participate on Manager's Self Insurance Fund Program, then Licensee shall be required to secure all necessary malpractice and public liability insurance for the protection of Licensee and Manager. Whether provided by Licensee or Manager or both, the cost of all insurance premiums and any deductible or retention amounts shall be the sole responsibility of Licensee and shall be deemed to be Facility Expenses payable from the funds in the Facility Checking Account. Any insurance coverage arranged for by Manager shall be consistent with the coverage provided by Manager to other assisted living facilities which are owned or leased by Manager, it being understood and agreed that Manager shall have no obligation to secure any special or different coverages for the Facility than it secures for its own owned or leased facilities. In addition, Manager shall provide employee health and workers' compensation and/or applicable occupational injury and illness insurance or program for all of Manager's employees at the Facility in accordance with Manager's policies therefor. The costs thereof, including any applicable deductibles or retention amounts should losses occur or any amounts due as the result of the occurrence of a workers' compensation audit during or after the Term of this Agreement, shall not be included in the Management Fee, but shall be separately reimbursed as a Facility Expense payable from the funds in the Facility Checking Account or by Licensee to the extent that the same are due and payable after the termination of this Agreement. Licensee shall be listed as an additional insured under all general or professional liability policies provided by Manager pursuant to this Section II and shall be provided with a certificate of insurance confirming the same and Manager shall be listed as an additional insured under all policies provided by Licensee pursuant to this Section II and shall be provided with a certificate of insurance confirming the same. Upon the termination of this Agreement, Licensee shall, at its sole cost and expense, procure a tail insurance policy in an amount equal to the amount of professional liability insurance coverage in effect immediately prior to the termination of this Agreement and providing coverage for a period of no less than three (3) years or such other period as may be agreed upon by Licensee and Manager and naming Licensee as the named insured and insuring against claims which may be made after the termination of this Agreement related to acts or omissions which occurred prior to the termination of this Agreement. Licensee shall provide Manager with a certificate evidencing such tail insurance coverage, and including Manger as an Additional Insured under such policy. The obligations of Licensee under this Section II shall survive termination of this Agreement.

     The insurance to be secured by Licensee or Manager, as applicable, under this Section II shall include, at a minimum, the following:

i. Workers' Compensation or other applicable occupational injury and illness insurance or program in statutory limits for the state where the Facility is  located,  or  a  minimum  of $500,000 if no statutory limits are prescribed;

ii. Professional Liability and Commercial General Liability covering bodily injury and property damage - $1,000,000 per occurrence and a $3,000,000 general aggregate in primary limits (with respect to all of the facilities operated by Manager and covered by such policy);

iii. Commercial Auto Liability for Facility vehicles including hired and non-owned auto coverage - minimum of $1,000,000 combined single primary limit;

     Crime Insurance to cover employee dishonesty, forgery/alteration, theft of money and security coverage, with minimum limits of $50,000.

The certificate shall contain an endorsement that Licensee will be given at least thirty (30) days prior written notice of cancellation or any material change in the policy. Licensee shall be named as an additional insured/loss payee, as applicable, on the policies described above.

     III.     Proprietary  Interest.  The  systems,  methods,  procedures  and
              ----------------------
controls employed by Manager and any written materials, computer software or policies developed by Manager to document the same are to remain the property of Manager and are not, at any time during or after the term of this Agreement, to be utilized, distributed, copied or otherwise employed or acquired by Licensee, except as authorized by Manager; provided, however, that upon request of Licensee, Manager shall negotiate in good faith the terms and conditions upon which Licensee may be permitted by Manager to use such systems, methods, policies, procedures, controls, written materials, software or brochures for a limited transitional period following the termination of this Agreement, which terms and conditions shall be satisfactory to both Manager and Licensee in their respective discretion.

          IV.     Term  of  Agreement; Termination by Either Party.  The Term of
                  ------------------------------------------------
this Agreement shall commence on the date first written above (the "Commencement Date") and shall continue until terminated as provided herein. If either party is in default of its obligations hereunder and does not cure such default within ten (10) days after written notice thereof from the other party, or if such default is not subject to being cured within such ten (10) day period, then be diligently pursuing a cure thereof, the non-defaulting party may terminate this Agreement by providing written notice of termination effective as of the date specified in such notice. This Agreement shall also terminate in the event of the destruction of or substantial damage to the Facility by any cause, or the taking of all or a substantial portion of the Facility by eminent domain, in either case making it impossible or impractical to continue operation of the Facility. This Agreement may also be terminated by Manager or Licensee for any reason after 90 days written notice. Within forty five (45) days after the termination of this Agreement, Manager shall deliver to Licensee any balance of moneys due Licensee or of deposits, or both, which were held by Manager with respect to the Facility, as well as a final accounting reflecting the balance of income and expenses with respect to the Facility as of the date of termination or withdrawal, and all records, contracts, leases, receipts for deposits, and other papers or documents which pertain to the Facility. If there shall be additional sums due and payable to Manager, Licensee shall promptly pay such sums to Manager as part of the final reconciliation process. In the event of the termination of this Agreement for any reason, Licensee shall continue to be responsible for the care of the residents of the Facility until the earlier to occur of (i) the transfer of the affected Facility to a new licensee or (ii) the transfer of the residents to another facility or facilities licensed under applicable state law or (iii) management responsibility for the Facility is assumed by a manager operating under a management agreement which has been approved by DSHS. Manager shall, upon request, cooperate in a smooth transition of operational responsibility for the Facility to Licensee or to a manager designated by Licensee and operating under a management agreement which has been approved by DSHS. Licensee and Manager shall use good faith efforts to provide DSHS at Residential care Services (Attn: Deb Burman), P.O. Box 45600, Olympia, WA 98504-5600 (the "DSHS Address") with copies of any Termination Notices, but neither Licensee nor Manager shall be in default of its obligations hereunder should it fail to do so.


     V.     Licensee's Inspection.   Manager acknowledges and agrees that during
            ---------------------
the term of this Agreement, Licensee is ultimately responsible for the care provided to the residents of the Facility and for the compliance of the Facility with applicable law. Accordingly, during the term hereof, Licensee may enter and inspect the Facility at any time provided Licensee coordinates such inspections with the onsite administrative personnel at the Facility in order to minimize any disruption of Manager's day to day operations of the Facility and to ensure that such inspections do not violate resident rights to privacy under state or federal resident rights laws. In addition, Licensee shall have the right to inspect and/or audit all books and records pertaining to the operation of the Facility.

     VI.     Operation  of  the  Facility.
             ----------------------------

     A.     Standard  of  Performance.  In performing its obligations under this
            -------------------------
Agreement, Manager shall manage the Facility as an Assisted Living Facility (a Boarding Home under Washington law) in accordance with the terms of this Agreement, including, but not limited to, the limitations set forth herein on operating and capital expenditures, and the policies adopted by, and resources available to, the Facility; provided, however, that nothing in this Agreement shall relieve Licensee as the licensed operator of the Facility from its ultimate responsibility under State law for the care provided at the Facility.

B.      Force  Majeure.  Manager  will  not be deemed to be in violation of this
       ---------------
Management Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control, including, without limitation, strikes, shortages, acts of terrorism, war, acts of God, lack of Licensee's financial resources, unreasonable interference by Licensee with Manager's performance of its duties hereunder, or any statute, regulation or rule of federal, state or local government or agency thereof.

     C.     Facility  Records.  All  of the records of the Facility shall be and
            -----------------
remain the property of Licensee and Manager shall at all times maintain the confidentiality of all resident records, including, without limitation, all medical records and shall only disclose the same as required by law and/or as authorized by the resident to whom such record relates; provided, however, that Manager's failure to maintain the confidentiality of resident records in accordance with the requirements of this Section shall not relieve Licensee of liability should any such resident records be improperly disclosed in whole or in part.

     D.     Notice  to  Residents.  Within a reasonable period of time after the
            ---------------------
Commencement Date, Manager shall provide written notice to all of the residents of the Facility that it has assumed management responsibility for the Facility and confirming the address at which they can reach Licensee should they elect to do so for any reason.

VII.     Withdrawal  of  Funds  by  Licensee;  Minimum  Bank  Balance.
         ------------------------------------------------------------

     A.     Withdrawal  by  Licensee.  From  time to time, Licensee may withdraw
            ------------------------
the then-accumulated operating cash surplus (as determined by Manager) from the Facility Checking Account subject to the right of Manager to restrict withdrawal by Licensee of any Facility funds in accordance with the provisions of Section I(H) of this Agreement.

     B.     Minimum  Cash  Balance.  Licensee  shall  fund the Facility Checking
            ----------------------
Account with an initial amount equal to $25,000.00 and thereafter Licensee shall provide the working capital required by Section I(H) of this Agreement

     VIII.     Fees.
               -----

          A.     Management  Fee.  In  consideration  for  the  provision of the
                 ---------------
services contemplated in this Agreement, Manager shall receive a management fee ("Management Fee") equal to the greater of (i) Six percent (6%) of the gross revenues generated for the prior month by the Facility, or ii) $7,000 per month. The Management Fee shall be payable on or before the 10th day of each month. For purposes of this Agreement, "gross revenues" mean all revenues generated by the operation of the Facility, but shall not include proceeds from the sale of Facility equipment or the Facility, any insurance (except business interruption insurance) or condemnation proceeds, or any other proceeds from a capital event. If the services of Manager commence or terminate, other than on the first day of the month, the revenues upon which the fee is calculated shall be prorated in proportion to the number of days for which services are actually rendered. The Management Fee provided for herein shall be disbursed by Manager to itself out of the Facility Checking Account as provided in this Agreement.

          B.     Mobilization  Fee.  [RESERVED]
                 ------------------

     IX.      [intentionally  left  blank]

X.     Assignment.  Except as otherwise provided in Section I(F), this Agreement
       ----------
shall not be assigned by either party without the prior written consent of the other party; provided, however, Manager shall have the right to assign this Agreement to an entity which is owned or controlled by Manager or its principal shareholder, Daniel R. Baty, without the prior written consent of Licensee, and Licensee shall have the right to assign this Agreement to any entity that is owned or controlled by Licensee or its members (an "Affiliate") or owned or controlled by an Affiliate of the Licensee or its members; provided, however, no assignment of this Agreement shall be effective unless the assignee, in the case of an assignment by Licensee, has first been duly licensed by DSHS, or unless the Management Agreement between Licensee and the assignee, in the case of an assignment by Manager, has been approved by DSHS.

     XI.     Notices.  All  notices  required  or  permitted  hereunder shall be
             -------
given in writing by hand delivery, by registered or certified mail, postage prepaid, by overnight delivery or by facsimile transmission (with receipt confirmed with the recipient). Notice shall be delivered or mailed to the parties at the following addresses or at such other places as either party shall designate in writing. The parties agree to use their good faith efforts to give notice of any change of address to DSHS at the DSHS Address but neither shall be in default of its obligations hereunder should it fail to do so. All notices shall be deemed duly given when delivery is received or refused by a party if delivered by hand, three (3) business days after being deposited in the mails if sent by registered or certified mail, on the next business day if sent by overnight delivery and on confirmed receipt, if sent by facsimile transmission.

          To  Manager:     Emeritus  Corporation
                    3131  Elliott  Avenue
                    Suite  500
                    Seattle,  WA  98121
                    Facsimile:     206-301-4500
                    Attn:  Frank  Ruffo

          To  Licensee:     Royalton/Kent,  LLC
                    P.O.  Box  308
                    Bellevue,  WA  98009
                    Facsimile:  (425)  637-7179
                    Attn:  David  Bocek

     XII.     Relationship  of  the  Parties.  The  relationship  of the parties
              ------------------------------
shall be that of principal and independent contractor and all acts performed by Manager during the term hereof as Manager of the Facility shall be deemed to be performed in its capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Licensee, its successors and assigns on the one hand, and Manager, its successors and assigns on the other hand. Notwithstanding the foregoing, Manager shall be authorized to execute certain documents in the course of the day to day operation of the Facility as the agent of Licensee, such as credit applications for supplies, banking resolutions for the Facility Checking Account, utility deposit forms, etc.

     XIII.     Indemnification.  Manager  shall  indemnify,  defend  and  hold
               ---------------
harmless Licensee and its owners, directors, officers and employees from any and all third party claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including reasonable attorneys' fees and court costs sustained or incurred by or asserted against any one or more of them by reason of or arising out of Uncovered Manager Actions. As used in this
Section XIII, "Uncovered Manager Actions" means (a) Manager's breach of the duties and obligations required to be performed by Manager pursuant to this Agreement, (b) acts by Manager outside the scope of Manager's authority under this Agreement, or (c) the negligence or willful misconduct of Manager or its agents or employees. Licensee agrees to indemnify, defend and hold harmless Manager and its owners, directors, officers and employees from any and all third party claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including attorneys' fees and court costs (except to the extent covered by insurance carried by Manager or required to be carried by Manager pursuant to this Agreement) sustained or incurred by or asserted against any one or more of them relating to the Facility that results from the negligence or willful misconduct of Licensee in performing its obligations under this Agreement or from a breach of this Agreement by the Licensee. THE INDEMNITIES BY LICENSEE AND MANAGER IN THIS SECTION XIII SPECIFICALLY APPLY TO NEGLIGENCE AND EVENTS FOR WHICH THERE IS STRICT LIABILITY BY THE INDEMNIFIED PERSONS, TO THE EXTENT THE RESULTING CLAIM, DEMAND CAUSE OF ACTION, LOSS, DAMAGE, FINE, PENALTY, LIABILITY, COST OR EXPENSE IS WITHIN THE SCOPE OF THE INDEMNITY. Notwithstanding any other provision of this Agreement to the contrary, each party's obligation to indemnify, defend and hold harmless the other party shall survive the termination of this Agreement.

     XIV.     Entire  Agreement.  This  Agreement  contains the entire agreement
              -----------------
between the parties relating to the operation of the Facility and shall be binding upon and inure to the benefit of their successors and assigns. This Agreement may not be modified or amended except by written instrument signed by both of the parties hereto. Licensee and Manager shall use good faith efforts to provide DSHS at the DSHS Address with copies of any written changes, modifications or amendments to this Agreement but neither Licensee nor Manager shall be in default of its obligations hereunder should it fail to do so.

     XV.     Captions.  The  captions  used  herein  are  for  convenience  of
             --------
reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

     XVI.     Attorney's  Fees.  In  the  event either party brings an action to
              ----------------
enforce this Agreement, the prevailing party in such action shall be entitled to recover from the other all costs incurred in connection therewith, including reasonable attorneys' fees.

     XVII.     Severability.  In  the  event  one  or  more  of  the  provisions
               ------------
contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

     XVIII.     Cumulative; No Waiver.  No right or remedy herein conferred upon
                ---------------------
or reserved to either of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder. The failure of either party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the parties hereof may be exercised from time to time and as often as may be deemed expedient by the parties thereto, as the case may be.

     XIX.     Authorization  for  Agreement.  The  execution  and performance of
              -----------------------------
this Agreement by Licensee and Manager have been duly authorized by all necessary laws, resolutions or corporate action, and this Agreement constitutes the valid and enforceable obligations of Licensee and Manager in accordance with its terms, except as such enforceability may be limited by creditor's rights laws and general principles of equity.

     XX.     Counterparts.  This  Agreement  may  be  executed  in any number of
             ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of any executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of an executed original counterpart of this Agreement.

     XXI.     Confidentiality.  Throughout  the Term of this Agreement and for a
              ----------------
period of one (1) year after the termination of this Agreement, Manager and Licensee each agree to maintain the confidentiality of any proprietary information concerning the other or the Facility to which they may gain access during the term of this Agreement and shall only disclose the same with the written consent of the other party or as required by an order of a court of competent jurisdiction.

     XXII.     Construction.  Each  of  the parties acknowledges and agrees that
               -------------
it has participated in the drafting and negotiation of this Agreement. Accordingly, in the event of a dispute with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor either party hereto.

          IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be duly executed, as of the day and year first above written.


ROYALTON/KENT,  LLC,  LICENSEE


                    By:     /s/  David  Bocek
                               David  Bocek
                    Its:     Managing  Director

                    EMERITUS  CORPORATION,  MANAGER


                    By:     /s/  Raymond  R.  Brandstrom
                               Raymond  R.  Brandstrom
                    Its:     Vice  President  of  Finance

                                    EXHIBIT A

                             DESCRIPTION OF FACILITY

                                    EXHIBIT B
                             REPORTING REQUIREMENTS

                                    EXHIBIT C
                                 FORM OF BUDGET